Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, each of the undersigned hereby agrees that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of common stock of ARCA biopharma, Inc.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  November 2, 2012

Atlas Venture Fund VII, L.P.

By: Atlas Venture Associates VII, L.P.,
its general partner
By: Atlas Venture Associates VII, Inc.,
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates VII, L.P.

By: Atlas Venture Associates VII, Inc.,
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President